Exhibit 99.1

[On letterhead of Orrick, Herrington & Sutcliffe LLP]

November 9, 2005

PG&E Energy Recovery Funding LLC

PG&E Energy Recovery Funding LLC

Energy Recovery Bonds , Series 2005-2

Ladies and Gentlemen:

We have acted as counsel to PG&E Energy Recovery Funding LLC (the “Issuer”) in connection with its issuance and sale of Energy Recovery Bonds, Series 2005-2 (the “Bonds”) pursuant to Senate Bill 772, chapter 46, California Statutes of 2004 (the “Act”) and California Public Utilities Commission (“CPUC” or “Commission”) Decision No. 04-11-015 (the “Financing Order).  The Issuer is a limited liability company formed and existing under Delaware law.  The sole equity member of the Issuer is Pacific Gas and Electric Company (“PG&E” or the “Recovery Corporation”).  The Bonds are issued pursuant to an Indenture dated November 9, 2005 (the “Indenture”), by and between the Issuer and Deutsche Bank National Trust Company, as indenture trustee.

On December 19, 2003, PG&E, PG&E Corporation and the CPUC entered into a settlement agreement in connection with PG&E’s bankruptcy which, among other things, established an after-tax regulatory asset of $2.21 billion.  The CPUC decision approving the settlement agreement provided that, as a condition of the CPUC’s execution of the settlement agreement, PG&E and PG&E Corporation agree that PG&E would seek to refinance the unamortized portion of the regulatory asset and associated federal and State of California (the “State”) income and franchise taxes using a securitized financing supported by a nonbypassable dedicated rate component charge (“DRC Charge” or “Fixed Recovery Amounts”)(1) payable by electricity consumers within PG&E’s service territory, provided specified conditions are met.

The Act, described in more detail in the next section, signed into law on June 7, 2004, adds Article 5.6 (Sections 848 et seq.) to the California Public Utilities Code.  The Act authorizes the CPUC to issue a financing order permitting PG&E to refinance the unamortized portion of the regulatory asset and associated taxes through the issuance of recovery bonds.  The Act also includes a pledge to the holders of such recovery bonds, to the owners of recovery property and to PG&E (the “Pledge”):

(1)  As finally established by law, there are certain statutory exemptions to the nonbypassability of the DRC Charge.  See Pub. Util. Code § 841(b) and (c).

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Except as otherwise provided in this subdivision, the State of California does hereby pledge and agree with the recovery corporation, owners of recovery property, and holders of recovery bonds that the state shall neither limit nor alter the fixed recovery amounts, any associated fixed recovery tax amounts, recovery property, financing orders, or any rights thereunder until the recovery bonds, together with the interest thereon, are fully paid and discharged, and any associated fixed recovery tax amounts have been satisfied or, in the alternative, have been refinanced through an additional issue of recovery bonds; provided nothing contained in this section shall preclude the limitation or alteration if and when adequate provision shall be made by law for the protection of the recovery corporation, owners, and holders.  The financing entity is authorized to include this pledge and undertaking for the state in these recovery bonds.

Pub. Util. Code § 848.1(g).

The CPUC issued the Financing Order on November 19, 2004.  The Financing Order permits PG&E to sell and assign its interest in Recovery Property (defined in the next section of this letter) to the Issuer.  In anticipation of the Financing Order, PG&E organized the Issuer.  Under the Recovery Property Purchase and Sale Agreement dated November 9, 2005, the Issuer will purchase from PG&E the Recovery Property arising in connection with the Bonds.  Recovery Property consists primarily of the right in and to the tariff established pursuant to the Financing Order, as adjusted from time to time, and to be paid the amount determined in the Financing Order from the DRC Charges.  The Issuer will pledge the Recovery Property as security for the Bonds pursuant to the Indenture.

You have requested our opinion as to:

(1)                                 whether holders of the Bonds (the “Bondholders”) could challenge successfully under the Contract Clause of the United States Constitution (“Federal Contract Clause”) the constitutionality of any law enacted by the State, whether by legislation or by voter initiative, that, prior to the time that the Bonds are fully paid, repeals, amends or violates the Pledge in a manner that substantially impairs the Bonds or the Indenture  (“Impairment Legislation”);

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(2)                                 whether Bondholders could challenge successfully under the Contract Clause of the State Constitution (“State Contract Clause”) the constitutionality of Impairment Legislation;

(3)                                 whether a law enacted by the State, whether by legislation or voter initiative, that repeals,  amends or violates the Pledge, or takes any other action in contravention of the Pledge, would constitute a compensable taking under the Takings Clause of the United States Constitution (“Federal Takings Clause); and

(4)                                 whether a law enacted by the State, whether by legislation or voter initiative, that repeals,  amends or violates the Pledge, or takes any other action in contravention of the Pledge, would constitute a compensable taking under the Takings Clause of the California Constitution (“State Takings Clause”).

Description of the Act

As an urgency measure, the Act became law on June 7, 2004, when it was signed into law by Governor Schwarzenegger.  The Act was designed to allow PG&E (defined in the Act as the “recovery corporation”) to finance “recovery costs” through the issuance of “recovery bonds,” which are secured by  “fixed recovery amounts” on the electric utility bill of consumers of electricity in PG&E’s December 19, 2003 electric service area.  The Act defines “recovery costs” as:

(1) the unamortized balance of the regulatory asset arising and existing pursuant to the commission’s Decision No. 03-12-035, (2) federal and State of California income and franchise taxes associated with recovery of the unamortized balance of that regulatory asset, (3) costs of issuing recovery bonds, and (4) professional fees, consultant fees, redemption premiums, tender premiums and other costs incurred by the recovery corporation in using proceeds of recovery bonds to acquire outstanding securities of the recovery corporation.

Pub. Util. Code § 848(i).  The Act authorizes the CPUC to issue an irrevocable financing order to authorize the “recovery corporation” which is defined to mean PG&E, to recover its recovery costs through “fixed recovery amounts,” which are defined as:

those nonbypassable rates and other charges, including, but not limited to, distribution, connection, disconnection, and termination rates and charges, that are authorized by the

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commission in a financing order to recover (1) recovery costs specified in the financing order, and (2) the costs of recovering, financing, or refinancing those recovery costs through a plan approved by the commission in the financing order, including the costs of servicing and retiring recovery bonds.

Pub. Util. Code § 848(d).  (“Fixed recovery amounts” as defined in the Act are referred to in this letter as “DRC Charges”).

The Act defines “recovery property” as:

the property right created pursuant to this article, including, without limitation, the right, title, and interest of the recovery corporation or its transferee:

   (A) In and to the tariff established pursuant to a financing order, as adjusted from time to time in accordance with Section 848.1 and the financing order.

   (B) To be paid the amount that is determined in a financing order to be the amount that the recovery corporation or its transferee is lawfully entitled to receive pursuant to the provisions of this article and the proceeds thereof, and in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the tariff or constituting fixed recovery amounts that are the subject of a financing order including those nonbypassable rates and other charges referred to in subdivision (d).

   (C) In and to all rights to obtain adjustments to the tariff relating to fixed recovery amounts pursuant to the terms of Section 848.1 and the financing order.

Pub. Util. Code § 848(j).

The Act further provides that recovery property “shall constitute a current property right notwithstanding the fact that the value of the property right will depend on consumers using electricity, or in those instances where consumers are customers of the recovery corporation, the recovery corporation providing certain services.”  Pub. Util. Code § 848(j)(3)

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Within 120 days after receiving an application from PG&E, the Act requires the Commission to issue one or more irrevocable financing orders designating DRC Charges if it determines that the issuance of recovery bonds would reduce rates.  Pub. Util. Code § 848.1(i).  The Commission issued the Financing Order on November 19, 2004, authorizing the issuance of recovery bonds in the amount of up to $3 billion, and secured by the Recovery Property.  On November 29, 2004, PG&E filed its consent to the Financing Order.

OPINION

Based upon our review of relevant judicial authority, as set forth in this letter, but subject to the qualifications, limitations and assumptions set forth in this letter, it is our opinion that, if the matter were properly briefed and presented, a reviewing court:

(1)                                 would conclude that the Bondholders could successfully challenge under the Federal Contract Clause the constitutionality of any law enacted by the State, whether by legislation or voter initiative, after the Bonds are issued but prior to the time that the Bonds are fully paid, determined by such court to repeal, amend or violate the Pledge in a manner that substantially impairs the Bonds or the Indenture, unless the State demonstrates that such law is reasonable and necessary to serve an important public purpose, such as remedying a broad and general social or economic problem;

(2)                                 would conclude that the Bondholders could successfully challenge under the State Contract Clause the constitutionality of any law enacted by the State, whether by legislation or voter initiative, after the Bonds are issued but prior to the time that the Bonds are fully paid, determined by such court to repeal, amend or violate the Pledge in a manner that substantially impairs the Bonds or the Indenture, unless the State demonstrates that such law is reasonable and necessary to serve an important public purpose, such as remedying a broad and general social or economic problem;

(3)                                 would conclude that if, after the Bonds are issued but prior to the time that the Bonds are fully paid, the State enacts a law, whether by legislation or voter initiative, that repeals, amends or violates the Pledge, or takes any other action in contravention of the Pledge, there would be a compensable taking under the Federal Takings Clause if the reviewing court determines that:

(A) the recovery property that is pledged to secure the Bonds (the “Recovery Property”) is property of a type protected by the Federal Takings Clause; and

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(B) the law or action, for a public use, either

(1) permanently appropriates the Recovery Property or denies all economically productive use of the Recovery Property;

(2) destroys the Recovery Property, other than in response to emergency conditions; or

(3) reduces the value of the Recovery Property and unduly interferes with the claimant’s reasonable investment-backed expectations; and

(4)                                 would conclude that if, after the Bonds are issued but prior to the time that the Bonds are fully paid, the State enacts a law, whether by legislation or voter initiative, that repeals, amends or violates the Pledge, or takes any other action in contravention of the Pledge there would be a compensable taking under the State Takings Clause if the reviewing court determines that:

(A) the Recovery Property is property of a type protected by the State Takings Clause; and

(B) the law or action, for a public use, either

(1) permanently appropriates the Recovery Property or denies all economically productive use of the Recovery Property;

(2) destroys the Recovery Property, other than in response to emergency conditions; or

(3) reduces the value of the Recovery Property and unduly interferes with the claimant’s reasonable investment-backed expectations.

Our opinion is based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time a Contract Clause or Takings Clause claim is brought; such precedents and such circumstances could change materially from those discussed below in this letter.  Accordingly, the foregoing opinion is intended to express our belief as to the result that should be obtained through the proper application of existing judicial decisions in a properly prepared and presented case.

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ANALYSIS

I.                                        Contract Clause Protection

A.                                    Federal Contract Clause

The Federal Contract Clause provides:  “No state shall . . . pass any . . . Law impairing the Obligation of Contracts . . .”  U.S. Const., art. I, § 10.  The Contract Clause protects contracts to which a state or other government is a party as well as contracts between private parties.  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 17 (1977).  Although the Contract Clause appears literally to proscribe “any” impairment, the Supreme Court has observed that “‘the prohibition is not an absolute one and is not to be read with literal exactness like a mathematical formula.’”  Id. at 21 (quoting Home Building & Loan Assn. v. Blaisdell, 290 U.S. 398, 428 (1934)).

Whether a state law violates the Federal Contract Clause is governed by a three-step inquiry:  “The threshold inquiry is ‘whether the state law has, in fact, operated as a substantial impairment of a contractual relationship.’”  Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 411 (1983) (quoting Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 244 (1978).  This threshold inquiry itself has three components: “whether there is a contractual relationship, whether a change in law impairs that contractual relationship, and whether the impairment is substantial.”  Gen. Motors Corp. v. Romein, 503 U.S. 181, 186 (1992).

If the threshold inquiry is met, the courts inquire whether “the State, in justification, [has] a significant and legitimate public purpose behind the regulation, such as the remedying of a broad and general social or economic problem,” to guarantee that “the State is exercising its police power, rather than providing a benefit to special interests.”  Energy Reserves Group, Inc. 459 U.S. at 411-412 (citation omitted).  Finally, courts inquire “whether the adjustment of ‘the rights and responsibilities of contracting parties is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation adopted.’”  Id. at 412-413 (quoting U.S. Trust Co., 431 U.S. at 22).  Thus, if state legislation is found to have substantially impaired contract rights, courts will find a violation of the Federal Contract Clause unless the impairment is both “reasonable and necessary to serve an important public purpose.”  U.S. Trust Co., 431 U.S. at 25.  “The severity of the impairment measures the height of the hurdle the state legislation must clear.”  Allied Structural Steel Co., 438 U.S. at 245.  “Minimal alteration of contractual obligations may end the inquiry at the first stage.  Severe impairment, on the other hand, will push the inquiry to a careful examination of the purpose of the state legislation.”  Id.

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When applying these standards to a contract between private parties, at least with respect to an impairment caused by state law that imposes economic and social regulation, “courts properly defer to legislative judgment as to the necessity and reasonableness of a particular measure.”  Energy Reserves, 459 U.S. at 412-413.  “A higher level of scrutiny is required to assess ‘abrogations of government obligations than in the case of legislative interference with the contract of private parties.’”  Univ. of Hawaii Prof’l Assembly v. Cayetano, 183 F.3d 1096, 1107 (9th Cir. 1999).  Accordingly, courts are “less deferential to a state’s judgment of reasonableness and necessity when a state’s legislation is self-serving and impairs the obligations of its own contracts.”  Id. (quotation omitted).

The Ninth Circuit recently noted that, in “the last thirty-five years, no Ninth Circuit or Supreme Court case has found a statute or ordinance necessary when the law in question altered a financial term of an agreement to which a state entity was a party.”  Southern California Gas Co. v. City of Santa Ana, 336 F.3d 885, 897 (9th Cir. 2003).  The most recent case in which one of these courts upheld an impairment of a state contract, El Paso v. Simmons, 379 U.S. 497 (1965), involved unique facts (see discussion, below).  Similarly, in U.S. Trust Co., the Supreme Court noted that the “only time in this century that the alteration of a municipal bond contract has been sustained by this Court was in Faitoute Iron & Steel Co. v. City of Asbury Park, 316 U.S. 502 [] (1943).”  431 U.S. at 27.  As discussed below, Faitoute Iron & Steel Co. involved unique circumstances that are not likely to be present in the case of Impairment Legislation.

The Bonds and Indenture are not contracts with a government entity.  However, the Pledge is a contract with the State and is interconnected with the Bonds and Indenture.  The purpose of the Pledge was to induce Bondholders to purchase Bonds in order to facilitate the reduction of retail electric rates for State citizens, businesses and governments (including the State itself) served by PG&E.  Strong arguments therefore support applying the higher level of scrutiny to any State violation of the Pledge which impairs the Bonds or the Indenture.  We are not, however, aware of a case in which similar circumstances were addressed.

1.                                      Existence of a contractual relationship

The Indenture and Bonds are contracts.  A determination that the Pledge is a binding contract with the State requires more analysis.  “Federal law controls whether an agreement constitutes a contract for purposes of Contract Clause analysis.”  General Motors Corp. v. Romein, 503 U.S. 181, 187 (1992).  For there to be a valid contract with the State, the State must have intended to enter into a binding agreement, and the agreement must not have surrendered an essential attribute of State sovereignty.

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a.                                      Intent to contract

When a state legislature enacts a statute, there is a rebuttable presumption that it does not intend to bind itself contractually.  Dodge v. Board of Education, 302 U.S. 74, 78 (1937).  This presumption can be rebutted by showing that the language of the statute indicates an intent to create contractual rights:  “In general, a statute is itself treated as a contract when the language and circumstances evince a legislative intent to create private rights of a contractual nature enforceable against the State.”  United States Trust Co., 431 U.S. at 18, note 14.

United States Trust Co. involved a pledge given by each of two states in connection with bonds issued by a third governmental entity, the Port Authority of New York and New Jersey.  The Port Authority was a separate legal entity, created pursuant to interstate compact.  The Port Authority’s bonds were not a debt of either pledging state, and neither the full faith and credit nor the taxing power of either state was pledged to secure the Port Authority bonds.  Rather the statute at issue in United States Trust Co. provided that the “2 States covenant and agree with each other and with the holders of any affected bonds. . . .”  431 U.S. at 18.  The Court found that the “intent to make a contract [was] clear from the statutory language.”  Thus, the Court concluded that a contract between the states and bondholders could arise even though the states were not financial obligors on the Port Authority bonds and were not parties to the resolution pursuant to which the Port Authority bonds were issued.  Id.

The Court in United States Trust Co. also addressed the issue of consideration:  “as the chronology set forth above reveals, the purpose of the covenant was to invoke the constitutional protection of the Contract Clause as security against repeal.  In return for their promise, the States received the benefit they bargained for:  public marketability of Port Authority bonds.”  431 U.S. at 18.  Similarly, in the case of the Pledge, the State’s purpose was to provide Bondholders assurance that their investment would be repaid.  In return, the State will get what it bargained for: public marketability of the Bonds to facilitate a reduction in electric utility rates, including electric utility rates to be paid by the State itself.

Similar to the statutory language at issue in United States Trust Co., Public Utilities Code Section 848.1(g) provides that “the State of California does hereby pledge and agree with the recovery corporation, owners of recovery property, and holders of recovery bonds that the state shall neither . . .”  (Emphasis added.)  The terms “pledge” and “agree” evince a legislative intent to create private rights of a contractual nature enforceable against the State.  In fact, Section 848.1(g) further provides that the

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“financing agency is authorized to include this pledge and undertaking for the state in these recovery bonds.”

b.                                      Reserved powers

The next “inquiry concerns the ability of the State to enter into an agreement that limits its power to act in the future.”  United States Trust Co., 431 U.S. at 23.  “It is often stated that ‘the legislature cannot bargain away the police power of a State.’”  Id.  “This doctrine requires a determination of the State’s power to create irrevocable contract rights in the first place, rather than an inquiry into the purpose or reasonableness of the subsequent impairment.  In short, the Contract Clause does not require a State to adhere to a contract that surrenders an essential attribute of its sovereignty.”  Id.

The Court explained that “financial contracts” generally do not surrender police powers:

Whatever the propriety of a State’s binding itself to a future course of conduct in other contexts, the power to enter into effective financial contracts cannot be questioned.  Any financial obligation could be regarded in theory as a relinquishment of the State’s spending power, since money spent to repay debt is not available for other purposes.  Similarly, the taxing power may have to be exercised if debts are to be repaid.  Notwithstanding these effects, the Court has regularly held that the States are bound by their debt contracts.

Id. at 24.

The Pledge is an inducement to Bondholders to enter into a financial transaction in reliance on the Pledge that the Bonds will be repaid through DRC Charges.  From the State’s perspective, the purpose of the Pledge is to promote both its own interest and the public interest by facilitating a reduction in retail electric utility rates for electric utility customers served by PG&E, including the State itself.  As such, the Pledge would seem to be the type of “financial” contract that the Court in United States Trust Co. found to be a proper exercise of legislative authority.

There is arguably one distinguishing factor.  The Court in United States Trust Co. noted that “[n]ot every security provision, however, is necessarily financial.  For example, a revenue bond might be secured by the State’s promise to continue

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operating the facility in question, yet such a promise surely could not validly be construed to bind the State never to close the facility for health and safety provisions.”  Id. at 25.  In United States Trust Co., and in the cases following it, the “financial” contract at issue generally involved a government’s own money, i.e., a financial obligation of a governmental entity.  In United States Trust Co., for example, the Port Authority, a government entity, pledged to maintain a certain level of reserve funding and made various other financial commitments.  In the present case, in contrast, no governmental entity will pledge its own financial resources except in its capacity as a utility customer, pursuant to generally applicable tariff rates.  Rather the State pledges to allow the Bonds to be repaid through DRC Charges.  In other words, the State pledges to allow Bondholders to recover money from utility ratepayers.  Moreover, United States Trust Co. might stand for the proposition that a specific statutory pledge to holders of bonds to be issued is effective to invoke the Federal Contract Clause where the pledge is to maintain specified revenues to repay the bonds, even though the bonds are issued by and represent a debt obligation of a legal entity separate from the government entity giving the statutory pledge.  See also Continental Illinois National Bank and Trust Co. of Chicago v. Washington, 696 F.2d 692 (9th Cir. 1983), discussed below.

Public utility regulation generally involves the exercise of police powers.  Moreover, certain aspects of public utility regulation clearly relate to public health and safety.  Such aspects include, for example, the obligation to serve and safety regulation at electric generation facilities.  The Pledge, however, generally does not impact these areas.  Nor does the Pledge “surrender” the State’s police powers.  Nothing in the Pledge materially reduces or impacts State regulation of public utilities, including PG&E.  The State remains free to regulate the manner in which PG&E provides electric utility service and remains free to regulate PG&E’s overall retail electric rates.  The only impact of the Pledge is to ensure that the DRC Charges (initially approximately 1/2 cent per kWh or approximately 5% of the total electric bill) remains on electric utility bills for the life of the Bonds and that the DRC Charge is adjusted from time to time to ensure collection of revenues to repay the Bonds and related costs.  In fact, the CPUC has found that this DRC Charge is expected to result in overall electric rates that are lower than the overall electric rates that would be imposed on customers absent the Pledge – the specific purpose of the Pledge is to reduce the overall cost to consumers.

The Texas Supreme Court has upheld the validity of a state pledge similar to the Pledge.  See Lower Colorado River Auth. v. McGraw, 83 S.W.2d 629, 637-638 (Tex. 1935).

In the context of land use zoning, which generally involves the exercise of the State’s police powers, a California Court of Appeal held that a county’s agreement to

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freeze zoning on a specified property did not surrender the county’s police powers where projects on the property still had to be developed in accordance with the county’s general plan, the agreement did not permit construction until the county had approved detailed building plans, and the agreement had a term of five years.  Santa Margarita Area Residents Together v. San Luis Obispo County Board of Supervisors, 84 Cal.App.4th 221, 233 (2000).  Similarly, the Pledge has left the Commission with its general regulatory authority over PG&E, did not allow the Bonds to be issued unless and until the Commission approved their issuance in a financing order, and has a finite term.  If this issue is properly briefed and presented, a court therefore ought to hold that the Pledge does not surrender an essential attribute of State sovereignty.

2.                                      Substantial impairment

Whether a law “substantially” impairs a contract is a fact specific analysis.  It is not possible at this time to determine whether a future law will constitute a substantial impairment.  Accordingly, for purposes of this letter, we assume that the Impairment Legislation will be found by the court to constitute a substantial impairment of the Bonds and the Indenture.

3.                                      Justification

Even if a new State law substantially impairs the Bondholders’ contractual rights, such impairment will not violate the Federal Contract Clause if it is both “reasonable and necessary to serve an important public purpose.”  United States Trust Co., 431 U.S. at 25.  The test has also been stated as “whether the adjustment of ‘the rights and responsibilities of contracting parties is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation adopted.’”  Energy Reserves Group, Inc. 459 U.S. at 412-413 (quoting United States Trust Co., 431 U.S. at 22).  The State has the burden of proving that a substantial impairment is both reasonable and necessary.  Cayetano, 183 F.3d at 1106.

In assessing the reasonableness of an impairment, courts “generally consider ‘the extent of the impairment as well as the public purpose to be served.’”  Southern California Gas Co., 336 F.3d at 894-895 (quoting Cayetano, 183 F.3d at 1107).  “However, an ‘impairment is not reasonable if the problem sought to be resolved by an impairment of the contract existed at the time the contractual obligation was incurred.’”  Id. at 894 (quoting Cayetano, 183 F.3d at 1107).  “Changed circumstances and important government goals do not make an impairment reasonable if the changed circumstances are ‘of degree and not kind.’”  Id. (quoting United States Trust Co., 431 U.S. at 32).

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An impairment is not necessary if there is “an evident and more moderate course” of action that would serve the State’s “purposes equally well” – the Federal Contract Clause “limits the ability of a State, or subdivision of a State, to abridge its contractual obligations without first pursuing other alternatives.”  Cayetano, 183 F.3d at 1107 (quotations omitted).

Another factor significant to the analysis is whether the contracting parties are operating in a heavily regulated industry.  Energy Reserves, 459 U.S. at 413.  Thus, in Energy Reserves, the Court held that state regulation of natural gas prices did not impair a private contract where it did not impair the parties’ “reasonable expectations.”  Id. at 416.  In the Bondholders’ case, though DRC Charges are an element of utility rates, which are generally subject to State regulation, the Pledge was enacted in order to alter the otherwise reasonable expectations and to provide additional confidence, through a State promise, that DRC Charges will remain available to repay the Bonds and will be adjusted periodically to ensure repayment of the Bonds and associated expenses.

The Supreme Court has in the past held that legislation substantially impairing contractual rights was both reasonable and necessary and therefore did not violate the Federal Contract Clause.  The most famous case is Home Building & Loan Ass’n v. Blaisdell, 290 U.S. 398 (1934) (“Blaisdell”).  At issue in Blaisdell was the Minnesota Mortgage Moratorium Law, enacted in 1933, during the depth of the depression when Minnesota was under severe economic stress and appeared to have no effective alternatives.  The statute was a temporary measure that allowed judicial extension of the time for mortgage redemption.  A mortgagor who remained in possession during the extension period was required to pay a reasonable income or rental value to the mortgagee.  Thus, the contracts being impaired were private contracts, not contracts with a government entity.  The Court noted that, while “emergency does not create power, emergency may furnish the occasion for the exercise of power.”  Id. at 426.  In upholding the state mortgage moratorium law, the Court found five factors significant:  (1)  the state legislature and state supreme court found that an emergency existed “which furnished a proper occasion for the exercise of the reserved power of the state to protect the vital interests of the community,” and the U.S. Supreme Court found these findings to have support in the evidentiary record; (2) the law was passed to protect a basic social interest (housing), not a favored group; (3) the relief was appropriately tailored to the emergency that it was designed to meet; (4) the conditions upon which the period of redemption was extended were not unreasonable (with the exception of an initial thirty-day period, the extension required judicial approval; interest continued to accrue; the mortgagor was required to pay fair rental value during the period of extended possession); and (5) the legislation was limited to the duration of the emergency.  Id. at 444-447.  “The Blaisdell opinion thus clearly implied that if the Minnesota moratorium

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legislation had not possessed the characteristics attributed to it by the Court, it would have been invalid under the Contract Clause.”  Allied Structural Steel Co., 438 U.S. at 242.

El Paso v. Simmons is the most recently reported case in which the Supreme Court has upheld an impairment of a state contract.  El Paso concerned a 1941 Texas statute that limited to a five-year period the reinstatement rights of an interest-defaulting purchaser of land from the State.  Prior Texas law had no such limit.  Thus, any purchaser who defaulted on interest payments could at any future time reinstate his or her rights.  This led to serious unforeseen consequences, including people purchasing state land with no intent of making interest payments out of speculation that the land might increase in value, for example, due to discovery of oil.  379 U.S. at 512-513.  Also, it created situations in which the right to reinstate could be exercised by any one of multiple successive forfeiting parties.  Id.  The 1941 legislation was passed in direct response to these unforeseen circumstances.  Id.  The Court found that the right of reinstatement was not a substantial inducement to enter into purchase agreements.  Id. at 514.  The Court further found that the right to reinstatement was intended, not to allow real estate speculation, but rather to preserve “practical and substantial rights.”  Id. at 514-515.  The Court concluded that the repeal, rather than impairing a bargained-for expectation of the purchaser, had the effect of eliminating an unforeseen windfall.  Id. at 515.  Moreover, the purpose of the land sales was to raise money for public schools.  The clouds on title arising from reinstatement rights, massive litigation to which this gave rise, and pattern of sale and forfeiture were costly to the school fund and to the development of land use.  Id. at 515-516.  The cloud on title also prevented the state from using lands subject to reinstatement for public purposes due to the possibility that any one of several past purchasers might at some unknowable future date assert the right to reinstatement.  Id. at 516.  The Court thus concluded that the statute did not violate the Federal Contract Clause because the statute “was quite clearly necessary” and was “a mild one indeed, hardly burdensome to the purchaser who wanted to adhere to his contract of purchase, but nonetheless an important one to the State’s interest.”  Id. at 516-517.

The most recently reported case in which impairment of a municipal bond contract has been upheld by the Supreme Court was Faitoute Iron & Steel Co. v. City of Asbury Park.  That case involved particularly unique circumstances.  The impairment legislation was enacted to meet the public emergency arising form a default in the payment of municipal obligations and the resulting impairment of public credit.  316 U.S. at 504.  The Court treated the legislation in essentially the same manner as a bankruptcy workout.  Because the affected municipality was bankrupt, and creditors had no effective remedy without the legislation, the Court found that the legislation did not so much

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impair the bondholders rights as discharge the municipality’s debt.  Id. at 509-512.  The Court found that the legislation did not violate the Federal Contract Clause because its passage was, in fact, the only proven way for assuring payment of unsecured municipal obligations.  Id. at 512.

The leading decision is United States Trust Co.  As discussed above, United States Trust Co. concerned the repeal of a state covenant relating to bonds issued by the Port Authority, an agency created through an interstate compact between New York and New Jersey.  The covenant, made by both states in connection with the Port Authority’s acquisition of a railroad, was designed to create security for bonds issued by the Port Authority for non-railroad purposes.  Pursuant to the covenant, the states pledged not to apply “for any railroad purpose whatsoever other than permitted purposes hereinafter set forth” any “rentals, tolls, fares, fees, charges, revenues or reserves, which have been or shall be pledged in whole or in part as security” for the Port Authority’s bonds.  431 U.S. at 10.  Eleven years after enactment of the covenant, a national energy crisis developed, and Congress enacted the Emergency Petroleum Allocation Act, in which it found that the hardships caused by the oil shortage “jeopardize the normal flow of commerce and constitute a national energy crisis which is a threat to the public health, safety and welfare.”  Id. at 14.  Both states repealed the legislation containing the covenant the next year.  Id.

After stating the legal test discussed above, the Court first found that the case involved “a financial obligation” of the states, and the covenant thus did not necessarily run afoul of the states’ reserved powers.  Id. at 23.  The states argued that the repeal of the covenant did not substantially impair bondholders’ rights.  They argued that the bonds retained an “A” credit rating from the leading rating agencies and that, after an initial adverse effect on their market price, they regained a price comparable to that prior to the repeal.  Id. at 19.  Nonetheless, the Court held that the outright repeal, without any attempt to make compensation, constituted a substantial impairment.  The Court noted that “no one can be sure precisely how much financial loss the bondholders suffered” and concluded that the “outright repeal totally eliminated an important security provision and thus impaired the obligation of the State’s contract.”  Id.

The Court then proceeded to analyze whether the repeal of the covenant was reasonable and necessary to effect an important public purpose.  The Court acknowledged that the purposes behind the repeal, mass transportation, energy conservation, and environmental protection, are goals that are important and of legitimate public concern.  Id. at 28.  The Court found, however, that the repeal was neither necessary nor reasonable.  It was not necessary because (1) “a less drastic modification would have permitted the contemplated plan without entirely removing the covenant’s

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limitations on the use of Port Authority revenues and reserves to subsidize commuter railroads” and (2) “without modifying the covenant at all, the States could have adopted alternative means of achieving their twin goals of discouraging automobile use and improving mass transit” (such as state taxes to encourage reduction in driving, elimination of commuter discounts or an increase in tolls).  Id. at 30.  The Court held the repeal to be unreasonable because “the need for mass transportation in the New York metropolitan area was not a new development, and the likelihood that publicly owned commuter railroads would produce substantial deficits was well known.”  Id. at 31.  The Court found the changes in condition to be “of degree and not of kind,” and therefore not sufficient to justify the impairment of the covenant.  Id. at 32.

In Continental Illinois National Bank and Trust Co of Chicago v. Washington, 696 F.2d 692 (9th Cir. 1983) (“Continental Illinois”), the Ninth Circuit struck down a voter initiative that impaired a state bond contract.  The Washington Public Power Supply System (“WPPSS”) had entered into various agreements to enable it to build and operate nuclear power plants, which, together with the provisions of state law in existence at the time they were executed, contained the obligations of contract allegedly impaired.  One category of agreements consisted of promises to bond purchasers, made in the form of bond resolutions and state statutes giving them effect.  696 F.2d at 695.  WPPSS issued revenue bonds payable solely from revenue derived by it from its ownership and operation of the power plants to be constructed.  The bond resolutions covenanted that WPPSS would “take all lawful measures required to issue and sell” any additional bonds required to complete the project.  Id. at 695-696.  This promise was important to bondholders because the bonds were payable only from revenue produced by operation of the plants.  Id. at 696.

The state subsequently passed, by voter initiative, the Washington State Energy Financing Voter Approval Act.  The initiative prohibited public agencies from selling bonds to finance construction “unless it has first obtained authority for the expenditure of the funds to be raised by the sale of such bonds for that project at an election” conducted in accordance with the initiative.  Id. at 696.  The initiative also required the public agency to hire an independent consultant to prepare a draft cost-effectiveness study, followed by a period of public comment and issuance of a final draft study prior to the voter election.  Id.  Bonds could not be issued in excess of the amounts authorized by the voters.  Id.

The Court first held that the initiative substantially impaired the bondholders’ contracts because it effectively denied them the ability to be repaid by preventing completion of construction of the power plants.  Id. at 698.  The Court rejected the state’s argument that the law in existence at the time the bonds were sold,

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Section 3411, which provided that they were subject to “all the provisions of law as now or hereafter in effect,” had effectively reserved the state’s power to enact and enforce the initiative.  Id. at 698-699.  The Court found that Section 3411, not being a reservation of a right to change specific aspects of existing contracts, could not, in light of the Contract Clause, be interpreted as a broad reservation of power.  Id. at 699.  The Court noted, for example, that Section 3411 “could not be sensibly construed to permit the State to change by law the interest rates or redemption schedules applicable to previously issued bonds.”  Id.

The Court also rejected the argument that the initiative did not constitute a substantial impairment prior to the time voters actually turned down a proposed bond issue:

We need not fix with certainty, however, any loss in value of bonds caused by the existence of Initiative 394.  It is sufficient that the additional requirements imposed by Initiative 394 impair the ability of WPPSS to carry out its covenant in the manner originally promised.  . . .  Absent payment of just compensation, the repeal of a particular security provision impaired an obligation of contract even though the bondholders might have retained other contractual security.

Id. at 700 (citing United States Trust Co., 431 U.S. at 18-19).

Finally, the Court held that the impairment was not justified.  First, the Court noted that the state did not attempt to justify the initiative as an exercise of its power to protect the health and safety of its citizens.  Id. at 701.  Rather, the state attempted to justify the impairment on the ground that it (1) ensured WPPSS’ public accountability, (2) ensured public accountability in all decisions affecting the energy and economic future of the state, and (3) protected the state’s finances by placing controls on WPPSS’ spending.  Id.  Acknowledging that these were legitimate public purposes, the Court found that the impairment was not reasonable or necessary to achieve them.  Id.  Cost effectiveness studies could be required without tying them to an election.  Id.  WPPSS could have been required to form an executive board with outside membership.  Id.  And, while limitation of public spending was a legitimate goal, the initiative was narrowly targeted to modify the bond contracts, rather than being part of a broad public program with incidental impairing effects.  Id. at 702.

The Ninth Circuit has refused to uphold other contractual impairments where alternative means of achieving the state’s stated goals were available.  For

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example, in Cayetano, where Hawaii delayed payment under state employee labor contracts in order to address a budget shortfall, the Court found that Hawaii could have instead adopted other budget restrictions, repealed tax credits, or raised taxes.  183 F.3d at 1107.

Thus, the relevant case law demonstrates that a state bears a substantial burden when attempting to justify an impairment of a contract to which it or another governmental entity is a party.  The state would have the burden of proving that Impairment Legislation serves an important public purpose, such as the remedying of a broad and general social or economic problem, and could not rely upon circumstances of a kind that existed or were foreseeable at the time the Pledge was enacted.  It would also have the burden of proving that the goals behind the Impairment Legislation could not be achieved by alternative means that do not impair contractual rights.

With respect to purely private contracts, the test is the same, the only difference is the degree to which the courts defer to legislative judgment concerning the reasonableness and necessity of impairing legislation.  In Allied Structural Steel Co., the Court addressed the constitutionality of Minnesota’s Private Pension Benefits Protection Act as applied to the plaintiff.  The Minnesota law provided that a private employer of 100 or more employees, at least one of whom was a Minnesota resident, who provided benefits under a qualifying plan, was subject to a “pension funding charge” if he either terminated the plan or closed a Minnesota office.  438 U.S. at 238.  The charge was assessed if the pension funds were not sufficient to cover full pensions for all employees who had worked at least ten years.  Id.  A few months after the law was enacted, the plaintiff began closing its Minnesota office.  Id. at 239.  It discharged eleven of its thirty Minnesota employees.  At least nine of the discharged employees did not have any vested pension rights under the company’s plan, but had worked for the company for ten years or more and thus qualified as pension obligees under the new law.  Id.  Minnesota notified the plaintiff that it owed a pension funding charge of approximately $185,000.  Id.

The Court first held that there could be “no question” that the law substantially altered the plaintiff’s contractual relations with its employees by “superimposing pension obligations upon the company conspicuously beyond those that it had voluntarily agreed to undertake.”  Id. at 240.  Though it did not use the word “arbitrary,” the Court seemed concerned that the statute imposed the new obligation arbitrarily:

Moreover, the retroactive state-imposed vesting requirement was applied only to those employers who

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terminated their pension plans or who, like the company, closed their Minnesota offices.  The company was thus forced to make all the retroactive changes in its contractual obligations at one time.  By simply proceeding to close its office in Minnesota, a move that had been planned before the passage of the Act, the company was assessed an immediate pension funding charge of approximately $185,000.

Id. at 247.

The Court found that the plaintiff could not have reasonably expected to incur such liability:  “Thus, the statute in question here nullifies express terms of the company’s contractual obligations and imposes a completely unexpected liability in potentially disabling amounts.”  Id.  Lastly, the Court found that the statute was not justified by a sufficiently significant state interest:

This legislation, imposing a sudden, totally unanticipated, and substantial retroactive obligation upon the company to its employees, was not enacted to deal with a situation remotely approaching the broad and desperate emergency economic conditions of the early 1930’s – conditions of which the Court in Blaisdell took judicial notice.  . . .  The law was not even purportedly enacted to deal with a broad, generalized economic or social problem.  . . .  It did not effect simply a temporary alteration of the contractual relationships of those within its coverage, but worked a severe, permanent, and immediate change . . .  And its narrow aim was leveled, not at every Minnesota employer, not even at every Minnesota employer who left the State, but only at those who had in the past been sufficiently enlightened as voluntarily to agree to establish pension plans for their employees.

Id. at 249-250.  The Court therefore held that the statute unconstitutionally impaired the plaintiff’s contracts with its employees.

4.                                      Impairment of the Pledge

It is possible that the State might enact a law that impairs the Pledge itself, as opposed to the Bonds and/or Indenture.  In that case, a reviewing court would apply

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heightened scrutiny in evaluating the State’s alleged justification, and the overall analysis would more closely track United States Trust Co.  The court would first, however, need to determine whether the law impaired the Pledge or merely breached it.

As early as 1920, the Supreme Court noted the distinction between a breach of a contract to which a state is a party and an impairment of such a contract.  See Hays v. Port of Seattle, 251 U.S. 233, 237 (1920) (it “is important to note the distinction between a statute that has the effect of violating or repudiating a contract previously made by the state and one that impairs its obligation.”).  As the Ninth Circuit explained, the question is “whether the State has used its law-making powers not merely to breach its contractual obligations, but to create a defense to the breach that prevents the recovery of damages.”  Cayetano, 183 F.3d at 1102.

The question should be whether the modification that the legislation imposes simply breaches the contract like any other unilateral attempt to modify an agreement, or whether the statute prevents or materially limits the contractor’s ability to enforce its contractual rights.  For example, legislation impairs a public contract only if it prevents or materially limits the remedies that would be available if the contract were between private parties.

Id. at 1103.  This has been called the “availability-of-remedy” test.  TM Park Avenue Associates v. Patki, 214 F.3d 344, 349 (2d. Cir. 2000).  Thus, whether legislation impairs a contract, or merely breaches it, turns on whether the legislation leaves the other contracting party with an available remedy, i.e., whether, “rather than merely breaking [its] promise,” the state “set up a defense that prevented the promisee from obtaining damages, or some equivalent remedy, for breach.”  Horwitz-Matthews, Inc. v. City of Chicago, 78 F.3d 1248, 1251 (7th Cir. 1996).

In Hays, the State of Washington had granted the plaintiff a contract to excavate a waterway.  Twenty years later, the contract not having been performed for various reasons, the state transferred the rights to the waterway at issue to a municipality, along with the excavation rights.  The Court found that this transfer breached, rather than impaired, the agreement because, to the extent that the agreement was still in force, the state’s contractual “obligation remained as before, and formed the measure of [the plaintiff’s] right to recover from the state for the damages sustained.”  251 U.S. at 237.  In so holding, the Court distinguished an act that would have constituted an impairment:

Had the Legislature of Washington, pending performance or after complete performance by the complainant, passed

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an act to alter materially the scope of his contract, to diminish his compensation, or to defeat his lien upon the filled lands, there would no doubt have been an attempted impairment of the obligation.

Id.

In Cayetano, the Ninth Circuit held that Hawaii’s enactment of legislation that authorized a total of six pay lags for state employees, of between one and three days duration, impaired rather than breached implied terms of the affected employees’ employment agreements.  183 F.3d at 1104.  The Court’s holding was based on the fact that, in Hawaii, there is no suit in court for breach of a labor agreement:  “Since under Hawaii law there is no suit in court for breach of a labor agreement, . . .  Plaintiffs[‘] only other conceivable remedies would be a prohibited practice complaint or binding arbitration.  These remedies are more theoretical than real.”  Id.

Thus, if legislation alters materially the scope of a contract with the State, diminishes the other contracting party’s consideration, or eliminates otherwise available remedies, it ought to constitute an impairment rather than a breach.

B.                                    California Contract Clause

The State Contract Clause is similar to the Federal Contract Clause, providing that a “law impairing the obligation of contracts may not be passed.”  Cal. Const., Art. I, § 9.  As the Ninth Circuit recently recognized, “The California Supreme Court uses the federal Contract Clause analysis for determining whether a statute violates the parallel provision of the California Constitution.”  Campanelli v. Allstate Life Ins. Co., 322 F.3d 1086, 1097 (9th Cir. 2003) (citing Calfarm Ins. Co. v. Deukmejian, 48 Cal. 3d 805, 827-28 (1989); see also 20th Century Ins. Co. v. Superior Court, 90 Cal.App.4th 1247, 1269 n.24 (2001) (“It is appropriate to rely on federal precedent in analyzing violations of both the California and United States contract clauses. This was the approach utilized in Calfarm Ins. Co. v. Deukmejian, supra, 48 Cal. 3d 805, 827-829.”)  This is no less true in cases involving a State statute that purports to repudiate the State’s own contractual obligations.  In such cases, State courts generally follow the analysis set forth in United States Trust Co.  See, e.g., California Teachers Ass’n v. Cory, 155 Cal.App.3d 494, 511-12 (1984) (relying on the “leading case” of United States Trust Co. in the “special context... [of] the alteration of the state’s own obligation of payment” in sustaining a challenge based on the contracts clauses of both the United States and State Constitutions); Sonoma County Organization of Public Employees v. County of Sonoma, 23 Cal.3d 296 (1979) (relying on United States Trust Co. and other federal cases in determining that section 16280 of the California Government Code, which invalidated

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agreements granting cost-of-living increases by local public agencies, was an invalid impairment of contract, in violation of both the state and federal constitutions); Hermosa Beach Stop Oil Coalition v. City of Hermosa, 86 Cal.App.4th 534 (2001) (relying on United States Trust Co. in holding that an initiative reinstating a total ban on oil drilling within the city after an oil company entered into a lease agreement with a city for oil and gas exploration and production on city-owned property was a valid exercise of the city’s police power and did not amount to an unconstitutional impairment of contract under the United States or State Constitutions).

The Court in Hermosa Beach Shop Oil Coalition interpreted United States Trust Co. somewhat differently than federal courts appear to have, however.  Where United States Trust Co. discussed the reserved powers doctrine in the context of determining whether a contract with a public entity was valid, the Hermosa Beach court interpreted United States Trust Co. as standing for the proposition that, assuming a contract with a public entity is valid, a different standard of review applies to a law impairing that contract if the law is in furtherance of the entity’s police powers:  “If the legislation has been enacted pursuant to the state’s reserved police powers, rather than its taxing and spending powers, traditional standards of deference to the legislature’s judgment in economic and social matters must be observed.”  86 Cal.App.4th at 561.  The effect of the court’s holding is to remove the heightened scrutiny applied to laws impairing contracts with the State when the law at issue represents an exercise of the State’s reserved police powers.  It is unclear how, if at all, this interpretation of United States Trust Co. affected the court’s holding because, even though the court indicated that it showed “substantial deference” to the legislative judgment made by the voters in passing the voter initiative at issue (banning oil and gas exploration within the city), the court went on to independently analyze the evidence in determining that the impairment was justified by a significant and legitimate public purpose – the protection of the public health and safety.  Id. at 566-568.

In some ways, State courts may be more protective of contract rights than the Ninth Circuit.  First, State courts have held that the State Contract Clause applies not only to legislative action but also to courts.  See Bradley v. Superior Court, 48 Cal.2d 509, 519 (1957) (“Neither the court nor the Legislature may impair the obligation of a valid contract.”); White v. Davis, 108 Cal.App.4th 197, 229 (2002) (same).  Second, in California Teachers Ass’n, California’s Third Appellate District held that, unlike in federal court where a State statute must evidence an explicit intent to confer contract rights, “the legislative intent to grant contractual rights can be implied from a statute if it contains an unambiguous element of exchange of consideration by a private party for

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consideration offered by the state.”  155 Cal.App.3d at 505.(2)  The court also held that “failure to perform pursuant to the terms of the contract . . . can only be viewed as an impairment of the contract.”  Id. at 510.  Thus, at least in the Third District, there appears to be no legal distinction between a “breach” of the Pledge and in “impairment” of the Pledge for purposes of Contract Clause analysis.

In addition, at least one State District has interpreted United States Trust Co. in a manner that applies an arguably stricter test when the State attempts to justify an impairment of its own contract.  The Third District interpreted United States Trust Co. as imposing a “strict scrutiny” standard (as opposed to merely “heightened”) when the State attempts to justify an impairment of a State contractual funding obligation, and requiring the State to assert a “compelling interest” in justification.  Id. at 511-512.  See also Board of Administration of the Public Employees’ Retirement System v. Wilson, 52 Cal.App.4th 1109, 1155 (1997).  The Second District, however, has rejected this interpretation, instead applying a “careful examination” standard.  Hermosa Beach Stop Oil Coalition, 86 Cal.App.4th at 569.

Regardless of whether the particular court that might hear a State Contract Clause challenge to a substantial impairment of the Pledge would apply the “strict scrutiny” standard, our research has revealed no reported decision in which a State court has applied a lesser standard in applying the State Contract Clause than that announced in United States Trust in applying the Federal Contract Clause (with the possible exception of Hermosa Beach Stop Oil Coalition, discussed above).

California courts also follow the Supreme Court’s analysis in Energy Reserves.  In  20th Century Insurance Co. v. Superior Court, 90 Cal.App.4th 1247, the court held that legislation reviving expired insurance claims arising out of a particular earthquake did not violate the Contract Clause.  The Court based its holding on the fact that the insurance industry was regulated:

In determining whether legislation amounts to a substantial impairment, one factor to be considered is “whether the industry the complaining party has entered has been regulated in the past.”  [Quoting Energy Reserves.]  Whether the state actively regulated the industry thus frames the parties’ reasonable expectations and minimizes any potential statutory impairment.  [Citing Energy Reserves.]  In California, the insurance business “is a

(2) This holding has been followed by other appellate districts in California.  See, e.g., California Ass’n for Safety Education v. Brown, 30 Cal.App.4th 1264, 1284 (6th Dist. 1995).

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highly regulated industry, and one in which further regulation can reasonably be anticipated.”  [Citation.]  The Calfarm court noted that by at least 1988, “insurers were well aware of the possibility that initiatives or ordinary legislation might be enacted that would affect existing policies.”  [Citation.]

Id. at 1269.

California courts have on more than one occasion invalidated impairments of public and private bonds.  In Islais Company, Ltd. v. Matheson, 3 Cal.2d 657 (1935), the Court held illegal legislation retroactively changing the interest and penalty rates for reclamation district bonds.  At the time the bonds were issued, the Political Code set the interest rate for reclamation district bonds at twelve percent and the penalty rate at twenty percent.  In 1931, after the bonds at issue were issued, the State amended the Political Code, reducing the interest rate to seven percent and the penalty rate to ten percent.  The Court held that the “obligations of the contract are determined by the law in effect at the time the contract was made,” and that the contract rate for the bonds at issue was therefore the statutory rate prior to the 1931 amendment.  Id. at 662.  The Court found that the amendment was not justified as a “police power measure,” that the penalties and interest reduced by the statutory amendment were “an integral part of the fund constituted by law a security for the payment of the outstanding bonds,” and that the amendment therefore could not be applied retroactively.  Id. at 666.

In Thul v. Schuhart, 230 Cal.App.3d 1599 (1991), the court followed Islais, but performed a Contract Clause analysis reflecting analysis used in more recent United States Supreme Court decisions.  At issue were bonds issued by the Pleasanton Township Water District.  The bonds were issued pursuant to the Improvement Act of 1911 in order to construct public improvements for the benefit of certain parcels of real property.  Pursuant to the Improvement Act, assessments were levied against each parcel of real property benefited by improvements, and the assessment became a lien against the parcel.  A separate bond representing each unpaid assessment could be issued to finance the improvements.  At the time the bonds were issued, the penalty rate, set by State statute, was one percent.  The statute was subsequently amended, changing the rate to two percent.  The Court noted that, not only did the law in effect at the time the bonds at issue were issued provide for a one percent penalty rate, but the face of the bonds themselves so provided.  Id. at 1605.  The Court found

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that the change from one percent to two percent was “a substantial change in the obligation assumed” by the obligor.  Id.  The Court analyzed the impairment under Allied Structural Steel Co., which addressed the impairment of private, rather than public, contracts.  Id. at 1606.  The Court found that the Legislature, in increasing the penalty rate, was not exercising police powers to protect a broad societal interest, and that the impairment was therefore not justified.  Id.

II.                                   Takings Clause

A.                                    Federal Takings Clause

The Fifth Amendment to the United States Constitution contains the following injunction: “nor shall private property be taken for public use, without just compensation.”  This so-called “Takings Clause” is made applicable to the States through the Fourteenth Amendment.  Palazzolo v. Rhode Island, 533 U.S. 606, 617 (2001).  Federal takings jurisprudence has developed two types of takings analyses, direct takings and regulatory takings.  “When the government physically takes possession of an interest in property for some public purpose, it has a categorical duty to compensate the former owner, [citation], regardless of whether the interest that is taken constitutes an entire parcel or merely a part thereof.”  Tahoe-Sierra Preservation Council v. Tahoe Regional Planning Agency, 535 U.S. 302, 322 (2002).  A different analysis applies, however, when the government does not directly appropriate private property for its own use, but “instead the interference with property rights ‘arises from some public program adjusting the benefits and burdens of economic life to promote the common good.’”  Id. at 323 (quoting Penn Central Transportation Co. v. New York, 438 U.S. 104, 124 (1978)).  It may also be possible for the government to “take” private property for a public use when government action destroys private property for a public use.

In any case, there can only be a taking if there is a protected property interest in the first place.  Thus, any takings analysis involves a two-part inquiry:  (1) is there a recognized property interest; and (2) has the State taken property for a public purpose without paying just compensation.

1.                                      Whether Recovery Property is Protected by the
Takings Clause.

“‘Property interests . . .. are not created by the Constitution.  Rather, they are created and their dimensions are defined by existing rules or understandings that stem from an independent source such as state law.’”  Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1001 (1984) (quoting Webb’s Fabulous Pharmacies Inc. v. Beckwith, 449 U.S. 155, 161 (1972) (alteration in original)).  The Supreme Court has recognized that, where intangible property rights are protected by state law, they may also be protected by the Federal Takings Clause.  Id. at 1003 (“That intangible property rights protected by state law are deserving of the protection of the Takings Clause has long been implicit in the thinking of this Court.”)  See also United States Trust Co. of New York v. New Jersey,

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431 U.S. 1, 19 note 16 (1977) (“Contract rights are a form of property and as such may be taken for a public purpose provided that just compensation is paid.”); Omnia Commercial Co. v. United States, 261 U.S. 502, 508 (1923) (“The contract in question was property within the meaning of the Fifth Amendment.”).  The Court in Ruckelshaus held that a trade secret, if defined as property under state law, was property protected by the Federal Takings Clause.  467 U.S. at 1003-1004.

On occasion, courts have denied claims under the Federal Takings Clause on the ground that the claimant had no protected property interest.  In Jackson Sawmill Co., Inc. v. United States, 580 F.2d 302 (8th Cir. 1978), for example, the court held that the claimant had no protected property interest in the traffic flowing over a bridge.  The claimant had received a pledge from a city that the city would not build a second bridge within city limits.  In reliance on that pledge, the claimant had issued bonds secured solely by tolls and other revenues from a bridge to be constructed with funds raised through the sale of the bonds.  A decade later, the state and federal governments constructed a new bridge that caused a substantial reduction in traffic across the original bridge.  The court denied the claimant’s taking claim, finding that “the law is clear in Missouri and Illinois that plaintiffs do not have a constitutionally protected property right in traffic.”  Id. at 306.  See also U.S. ex. rel. and for Use of Tennessee Valley Authority v. Powelson, 319 U.S. 266 (1943) (no protected property right in the right to exercise the power of eminent domain).

California courts have held that the Legislature has the power to create property rights.  Lowman v. Stafford, 226 Cal.App.2d 31, 38-39 (1964); Western Indem. Co. v. Pillsbury, 170 Cal. 686, 698 (1915); Modern Barber Colleges, Inc. v. California Employment Stab. Com., 31 Cal.2d 720, 726 (1948).  The Act explicitly provides that Recovery Property is a “property right” created by the Legislature.  Pub. Util. Code § 848(j).  Thus, strong arguments support finding that the Recovery Property constitutes a property right protected by the Federal Takings Clause.

2.                                      Just compensation will be required only if a reviewing court concludes that the Recovery Property has been “taken” for a public use.

a.                                      Categorical takings.

As discussed above, where the government takes possession of private property, there is a categorical rule requiring the payment of just compensation.  The Supreme Court applied this categorical rule where the government appropriated the interest earned on private funds held in a court deposit account, referring to the appropriation as a “forced contribution to general governmental revenues” and finding

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that “the county’s appropriation of the beneficial use of the fund is analogous to the appropriation of the use of private property.”  Webbs Fabulous Pharmacies, Inc, 449 U.S. at 163.

The Supreme Court has also established a categorical rule requiring payment of just compensation (1) where regulation denies “all economically beneficial” or productive use of land, and (2) where government regulation requires an owner to suffer a permanent physical invasion of property.  Lingle v. Chevron, 125 S.Ct. 2074, 2081 (2005).  While the Recovery Property is not land, and therefore does not fit cleanly within the normal takings analysis, if a court concludes that the Recovery Property is property protected by the Federal Takings Clause, if a State statute were to either (a) permanently appropriate DRC Charges for government use (for example, require that DRC Charges be paid to the State rather than to the Issuer for the benefit of Bondholders), or (b) permanently deny all economic value in the Recovery Property (for example, by permanently eliminating DRC Charges),(3) a reviewing court would find a taking requiring the payment of just compensation, unless the government’s action falls within the “emergency” exception discussed below.

b.                                      Emergency exception.

The United States Supreme Court has held that, at least in the context of war, the government may destroy private property without paying just compensation under appropriate circumstances.  In United States v. Caltex, 344 U.S. 149 (1953), the Court addressed a takings claim by owners of oil terminal facilities located in the Philippines destroyed by the United States military to prevent the Japanese from taking control of the facilities.  The Court relied upon prior decisions holding that the United States was not required to compensate property owners when, in the Civil War, the army destroyed bridges to prevent the enemy from advancing and when American soldiers in the field in Cuba destroyed a factory thought to house germs of a contagious disease.  See United States v. Pacific Railorad Co., 120 U.S. 227 (1887); Juragua Iron Co. v. United States, 212 U.S. 297 (1909).  The Court found the destruction of the terminal facilities to be in furtherance of the war and therefore not compensable:  “The short of the matter is that this property, due to the fortunes of war, had become a potential weapon of great significance to the invader.  It was destroyed, not appropriated for subsequent use.  It was destroyed that the United States might better and sooner destroy the enemy.”  Id. at 155.  See also American Manufacturers Mutual Insurance Co. v. United States, 453 U.S. 1380 (1972) (compensation not required when private vessel “destroyed as a part of the fortunes of war and by actual and necessary military operations in attacking and

(3) Recovery Property as a practical matter can not be subject to a permanent physical invasion.

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defending against enemy forces.”).  While we are not aware of any federal case applying this exception outside the context of war, in denying compensation, the Court in Caltex noted that the common law had “long recognized that in times of imminent peril – such as when fire threatened a whole community – the sovereign could, with immunity, destroy the property of a few that the property of many and the lives of many could be saved.”  Id. at 154.  Thus, depending on the facts, a court might conclude that an emergency of sufficient magnitude warrants destroying the Recovery Property without affording just compensation.

c.                                       Regulatory takings.

If a statute were to reduce the value of Recovery Property without appropriating it or denying all economic value, a reviewing court would undertake a more complex analysis.  A party challenging government action as an unconstitutional taking “bears a substantial burden.”  Eastern Enterprises v. Apfel, 524 U.S. 498, 523 (1998).  “Government regulation often ‘curtails some potential for the use or economic exploitation of private property.’ [citation], and ‘not every destruction or injury to property by governmental action has been held to be a “taking” in the constitutional sense.’”  Id. (citations omitted).  Rather, courts must determine whether regulation has gone “too far” such that “justness and fairness” require compensation for economic injury.  Penn Central, 438 U.S. at 124.  Thus, “whether a restriction will be rendered invalid by the government’s failure to pay for any losses proximately caused by it depends largely ‘upon the facts and circumstances [in that] case.’”  Id. (quoting United States v. Central Eureka Mining Co., 357 U.S. 155, 168 (1958) (alteration in original).    The Supreme Court explained:

[W]e have “generally eschewed” any set formula for determining how far is too far, choosing instead to engage in “‘essentially ad hoc, factual inquiries.’”  [Citation.]  Indeed, we still resist the temptation to adopt per se rules in our cases involving partial regulatory takings, preferring to examine “a number of factors” rather than a simple “mathematically precise” formula.

Tahoe-Sierra, 535 U.S. at 326.

The Supreme Court has identified three factors relevant to the analysis:  (1) the character of the government action; (2) the economic effect on the property owner; and (3) the extent to which the regulation interferes with reasonable investment-backed expectations.  Palazzolo, 533 U.S. at 618.  “These inquiries are informed by the purpose of the Takings Clause, which is to prevent the government from ‘forcing some

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people alone to bear public burdens which, in all fairness and justice, should be borne by the public as a whole.’”  Id. at 618-619 (quoting Armstrong v. United States, 464 U.S. 40, 49 (1960).  The Court has referred to the third factor, the extent to which the regulation interferes with reasonable investment-backed expectations, as “particularly” and “especially” important.  See Penn Central, 438 U.S. at 124; Loretto v. Teleprompter Manhattan CATV Corp., 458 U.S. 419, 426 (1982).

The “character of the government action” analysis typically differentiates a “physical invasion” by the government from an interference that “arises out of some public program adjusting the benefits and burdens of economic life to promote the common good.”  Penn Central, 438 U.S. at 124.  This is an area where the analogy between takings cases involving land becomes more tenuous when analyzing a potential taking of the Recovery Property.  Clearly there can be no “physical invasion” of the Recovery Property.  Thus, any new legislation affecting the value of the Recovery Property will necessarily in some sense be an adjustment of the “benefits and burdens of economic life,” and would likely be justified by the State as a program designed to “promote the common good.”  Where this factor is addressed in a case not involving a physical invasion of property, it generally has been discussed in the context of land use restrictions, such as zoning laws.  The Supreme Court in Penn Central noted that where land use restrictions are “reasonably related to the promotion of the general welfare,” the Court has “uniformly reject[ed] the proposition that diminution in property value, standing alone, can establish a ‘taking.’”  Id. at 131.  As the Court noted, “[g]overnment could hardly go on if to some extent values incident to property could not be diminished without paying for every such change in the general law.”  Id. at 124.  The general rule disfavors finding a taking where property rights are diminished by application of a general law that, in theory, benefits the entire public, including the property owner (e.g., presumably everyone benefits from preserving historical landmarks), and where specific property owners have not been singled out arbitrarily.  See id. at 132 (contrasting “reverse spot zoning”, i.e., a land-use decision “which arbitrarily singles out a particular parcel for different, less favorable treatment than neighboring ones”).

Other land use restrictions held not to be “takings” have arisen where the activity on one property was causing harm to one or more other properties, i.e., where the status quo was that some property was being damaged, and the law being challenged simply chose which property rights should be protected.  See, e.g., Miller v. Schoene, 276 U.S. 272 (1928) (just compensation not required for loss of market value where trees had to be destroyed because they produced “cedar rust” fatal to apple trees cultivated nearby); Hadacheck v. Sebastian, 239 U.S. 394 (1915) (no just compensation required where law prohibited continued operation of brickyard where legislature reasonably concluded that presence of brickyard was inconsistent with neighboring land uses);

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Goldblatt v. Hempstead, 369 U.S. 590 (1962) (no taking where safety ordinance banning excavations below the water table effectively prohibited the claimant from continuing a sand and gravel mining business, and the restriction did not prevent all reasonable use of the property).  These holdings stem from the proposition that “‘all property in this country is held under the implied obligation that the owner’s use of it shall not be injurious to the community.’”   Keystone Bituminous Coal Ass’n v. DeBenedictis, 480 U.S. 470, 491-492 (1987) (quoting Mugler v. Kansas, 123 U.S. 623, 665 (1887)).  The Supreme Court has suggested that land use restrictions may not constitute a taking unless they make use of the land “commercially impracticable.”  Keystone Bituminous Coal, 480 U.S. at 495-496.

Finally, regulation may so frustrate investment-backed expectations as to amount to a ‘taking.’”  Penn Central, 438 U.S. at 127.  In Pennsylvania Coal Co. v. Mahon, 260 U.S. 393 (1922), the claimant had sold the surface rights to particular parcels of property, but expressly reserved the right to remove the coal thereunder.  A Pennsylvania statute, enacted after the transactions took place, forbade any mining of coal that caused the subsidence of any house, unless the house was the property of the owner of the underlying coal and was more than 150 feet from the improved property of another.  The Court found that the statute made it commercially impracticable to mine the coal.  Id. at 414.  Accordingly, it had nearly the same effect as the complete destruction of the rights the claimant had reserved and thus effected a taking without just compensation.

Unfortunately, these land use cases offer poor analogy to a taking of the Recovery Property.  The Recovery Property cannot cause physical harm to other property, nor can its use be harmful to other property.  The types of arguments that typically justify impairment of the value of physical property are therefore generally inapplicable to the type of legislation that would likely impact the value of the Recovery Property

The Supreme Court has, however, on a few occasions, addressed takings claims unrelated to physical property.  In Ruckelshaus, for example, the Court addressed an alleged taking of trade secrets, specifically, the EPA’s use of data submitted by an applicant for registration of a pesticide under the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA).  The Court focused solely on the third Penn Central factor – the interference with reasonable investment-backed expectations.  467 U.S. at 1005.  The Court initially noted that a “‘reasonable investment-backed expectation’ must be more than a ‘unilateral expectation or an abstract need.’”  Id. (quoting Webb’s Fabulous Pharmacies, 449 U.S. at 161).  The Court analyzed Monsanto’s claims in three time-period based groups based on the reasonableness of its expectations given the regulatory scheme during each time period.

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For data submitted to the EPA after October 1, 1978, the effective date of the amendment to FIFRA that allowed the EPA to use the data for purposes beyond consideration of the application, the Court found that Monsanto “could not have had a reasonable, investment-backed expectation that EPA would keep the data confidential beyond the limits prescribed in the amended statute itself.”  Id. at 1006.  Accordingly, for that time period, the Court found that the legislation did not effect a taking:  “as long as Monsanto is aware of the conditions under which the data are submitted, and the conditions are rationally related to a legitimate Government interest, a voluntary submission of data by an applicant in exchange for the economic advantages of registration can hardly be called a taking.”  Id. at 1007.

The Court then addressed the period prior to the enactment of an amendment to FIFRA in 1972 that explicitly addressed the EPA’s use of submitted data – prior to 1972 the act was silent with respect to the EPA’s authorized use and disclosure of data submitted to it.  The Court found that, “absent an express promise, Monsanto had no reasonable investment-backed expectation that its information would remain inviolate in the hands of the EPA,” and hence found no taking.  Id. at 1008.(4)

However, for the period between 1972 and 1978, FIFRA expressly provided that data submitted in connection with a registration application and designated as a trade secret would only be used in connection with evaluating the application.  Id. at 1010-1011.  Accordingly, the Court found that the EPA’s use of Monsanto’s data for the purpose of evaluating registration applications submitted by other applicants would constitute a compensable taking if Monsanto could prove a loss of market value.  Id. at 1012-1013.(5)  See also Connolly v. Pension Benefit Guaranty Corp., 475 U.S. 211 (1986) (applying regulatory takings analysis to pension withdrawal liability statute, concluding that statutory liability constituted a permanent deprivation or property, but concluding that the deprivation did not constitute a compensable taking).  Compare Eastern Enterprises, 524 U.S. 498 (in which five justices concluded that the Coal Industry Retiree Health Benefit Act of 1992, creating retroactive employer liability for health benefits for former employees, did not implicate an identifiable property interest).

(4) The Court acknowledged, however, that an “express promise” by the State can give rise to reasonable investment-backed expectations.  467 U.S. at 1008.

(5) The Court also addressed whether the EPA’s taking of Monsanto’s trade secrets was for a “public use.”  The Court stated that the “scope of the ‘public use’ requirement of the Takings Clause is ‘coterminous with the scope of a sovereign’s police powers.’”  Id. at 1014 (quoting Hawaii Housing Authority v. Midkiff, 467 U.S. 229, 240 (1984)).  The Court further noted that it had “rejected the notion that a use is a public use only if the property taken is put to use for the general public.”  Id.  “So long as the taking has a conceivable public character, ‘the means by which it will be attained is . . . for Congress to determine.’”  Id. at 1014 (quoting Berman v. Parker, 348 U.S. 26, 33 (1954) (alteration in original)).  The Court found the EPA’s use of Monsanto’s trade secrets to be for a “public use.”  Id. at 1016.

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Based on the foregoing, if it concludes that Recovery Property is protected by the Federal Takings Clause, a reviewing court would find a statute that reduces or impairs the value of the Recovery Property to be a taking requiring just compensation if the statute unduly interferes with the claimant’s reasonable expectations arising from its investment in the Recovery Property.  Factors relevant to the analysis would be whether the statute breaches the State’s express promise in the Pledge, and whether the statute arbitrarily singles out the Recovery Property without regard to the risks investors assumed when they acquired a security interest in the Recovery Property.

B.                                    State Taking Clause

Article I, Section 19 of the State Constitution provides that “Private Property may be taken or damaged for public use only when compensation, ascertained by a jury unless waived, has first been paid to, or into court for, the owner.”  By including the word “damaged” in the prohibition, the California Constitution “protects a somewhat broader range of property values”(6) than does the U.S. Constitution.  San Remo Hotel L.P. v. City and County of San Francisco, 27 Cal.4th 643, 664 (2002).  “But aside from that difference, not pertinent here, [California] appear[s] to have construed the clauses congruently.”  Id.  The only other difference is that California may have a broader application of the emergency exception.  California courts have thus followed the U.S. Supreme Court’s holdings, including Ruckelshaus, Connolly and Eastern Enterprises.  See, e.g., DVD Copy Control Ass’n, Inc. v. Bunner, 31 Cal.4th 864, 878 (2003) (citing Ruckelshaus for the proposition that trade secrets are a property right protected by the Takings Clause); Golden Cheese Co. v. Voss, 230 Cal.App.3d 727 (1991) (following Connolly); Myers v. Philip Morros Cos., Inc., 28 Cal.4th 828, 846 (2002) (following Eastern Enterprises).  A California reviewing court would therefore follow the analysis discussed above in connection with the Federal Takings Clause (again, except to the extent that the emergency exception might be applied more broadly).

For example, in Action Apartment Ass’n v. Santa Monica Rent Control Board, 94 Cal.App.4th 587 (2001), the Court of Appeal held that apartment owners adequately pled a cause of action for a taking where the Rent Control Board required them to pay a higher rate of interest on security deposits than the rate of interest being paid by banks.  The issue was thus similar to the issue that Bondholders might face if legislation were passed altering their relationship with ratepayers, that is, government mandated transfer of wealth from one class of citizen to another.  The Court began by

(6) This fact that the State Constitution protects a somewhat broader range of property interests, which results from the inclusion of the word “damage” in the State Constitution, will not likely be relevant in the case of the Recovery Property because the Recovery Property should be protected under either the U.S. or California Constitution.

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noting that “[t]raditional takings principles did not develop with this scenario in mind.”  Id. at 601.  “Even so, we find that current takings jurisprudence provides an adequate framework for analyzing the issue before us.”  Id.  The court found that the case did not fit either of the categorical takings scenarios, and hence analyzed the issue as a regulatory taking.

First, the court noted that it “is well settled that ‘a regulation of property “effects a taking if [it] does not substantially advance legitimate state interests.”‘“  Id. at 604 (quoting Kavana v. Santa Monica Rent Control Bd., 16 Cal. 4th 761, 781 (1997) (in turn quoting Agins v. City of Tiburon, 447 U.S. 255, 260 (1980))).  The Court found no such purpose.  The court noted that the purpose of the rent control law was to provide an adequate supply of affordable housing.  Id.  “We fail to see how that purpose is served by forcing landlords to pay a higher rate of interest on security deposits than the rate prevailing in the open market.  . . .  There is no logic, fairness, or justice in that.  Id.(7)

The court then went on to analyze the three Penn Central factors.  The Court found that the rent control law would require landlords as a group to pay $2.3 million out of their own pockets over three years, which amounted to each individual landlord, on average, paying $718 of its own funds, at an average of $82.50 per rental unit.  Id. at 606.  While this amount was not large, the court noted that a “small taking is still a taking.”  Id.  With respect to the second factor, the court found that payment of three percent interest, as applied, was contrary to the landlords’ reasonable investment-backed expectations:  “Landlords might have expected that, some day, they would have to pay security deposit interest to their tenants . . ., but they surely did not expect the payments would exceed the interest paid by banks.”  Id.  Finally, the court found that the character of the action did not support its validity:

“[t]he provision[] of the ordinance requiring that interest on security deposits be paid [by landlords at a specified rate, regardless of market conditions, is] remote . . . from any concern with the health or safety of [Santa Monica residents], the quality of housing in [Santa Monica], or the welfare of [Santa Monica] as a whole.  [The ordinance’s]

(7) The United States Supreme Court recently held that “the ‘substantially advances’ formula announced in Agins [v. City of Tiburon] is not a valid method of identifying regulatory takings for which the Fifth Amendment requires just compensation.”  Lingle, 125 S.Ct. at 892.  California courts have yet to decide whether to follow the Supreme Court’s lead when applying the California Takings Clause, though at least one court has acknowledged the Lingle holding.  See Bronco Wine Co. v. Jolly, 129 Cal. App. 4th 988 (2005).  It is thus too early to opine as to whether California will retain the “substantially advances” formula or follow the U.S. Supreme Court’s lead.

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only apparent rationale is to transfer wealth from landlords . . . to tenants – making [it] an unedifying example of class legislation . . .”

Id. (quoting Chicago Bd. of Realtors, Inc. v. City of Chicago, 819 F.2d 732, 741-742 (7th Cir. 1987) (alterations in original)).  The court also concluded that the legislation was “quite unusual, treating private landlords like banks but not allowing them to lower interest rates during an economic downturn.”  Id. at 606-607.

Following the federal authorities discussed above and Action Apartment Ass’n, a reviewing court would find a statute that reduced or impaired the value of the Recovery Property to be a taking requiring just compensation if the statute unduly interfered with the claimant’s reasonable expectations arising from its investment in the Recovery Property.   Factors relevant to the analysis would be whether the statute breached the State’s express promise in the Pledge, and whether the statute arbitrarily singled out Recovery Property without regard to the responsibilities investors undertook when they acquired an interest in Recovery Property.

1.                                      Emergency exception.

The California Supreme Court has interchangeably referred to an “emergency exception,” the “doctrine of noncompensable loss” and the “police power exception” to the State Takings Clause.

In Customer Co. v. City of Sacramento, 10 Cal.4th 368 (1995), the Court addressed a takings claim brought by the owner of a convenience store to recover for damage caused by efforts of police to apprehend a suspect who had taken refuge in the store.  The Court held that the owner was not entitled to just compensation under the “so-called emergency exception.”  Id. at 383.  The Court noted that:

Injury to property can and often does result from the demolition of buildings to prevent the spread of conflagration, from the abandonment of an existing highway, from the enforced necessity of improving property in particular ways to conform to police regulations and requirements....  And equally well settled and understood is the law that in the exercise of this same power property may in some, and indeed in many, instances be utterly destroyed.  The destruction of buildings, of diseased animals, of rotten fruit, of infected

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trees, are cases that at once come to mind as applicable to both personalty and realty.

Id.  In such cases, the Court stated, where the State acts within the “the legitimate purview and scope of the police power,” it causes “damage without injury.”  Id.  In addition to the federal authorities discussed above, the Court discussed a prior State decision in which it had discussed what it referred to as the “doctrine of noncompensable loss”:  “This doctrine of nonccompensable loss comes into play in connection with more direct ‘taking’ or ‘damaging’ of property only under ‘emergency’ conditions; i.e., when damage to private property is inflicted by government ‘under the pressure of a public necessity and to avert impending peril.’”  Id. at 384 (quoting Holtz v. Superior Court, 3 Cal.3d 296, 305 (1970).  The Court concluded that the damage caused by the police was such a noncompensable loss.

The Court in Holtz addressed a claim for compensation when a city’s excavation work in connection with underground rapid transit damaged the lateral support of the plaintiff’s land.  The Court discussed the doctrine of noncompensable loss, which it also referred to as the “police power” exception:

[T]he “police power” doctrine “generally ... operates in the field of regulation,” rendering “damages” occasioned by the adoption of administrative or legislative provisions noncompensable [citations]; this doctrine of noncompensable loss comes into play in connection with more direct “taking” or “damaging” of property only under “emergency” conditions; i.e., when damage to private property is inflicted by government “under the pressure of public necessity and to avert impending peril.”  [Citation.]  Recognizing that a broad interpretation of this doctrine of noncompensable loss would completely vitiate the constitutional requirement of just compensation [citation], the courts have narrowly circumscribed the types of emergency that will exempt the public entity from liability.

Id. at 305.  The Court offered as examples of noncompensable losses “the demolition of all or parts of buildings to prevent the spread of conflagration, or the destruction of diseased animals, or rotten fruit, or infected trees where life or health is jeopardized.”  Id. at note 10.  The Court in Holtz found the doctrine inapplicable to the case at bar.

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There are few examples of the application of the “emergency” exception.  It is, however, possible that a future State emergency could be held to justify the destruction of the Recovery Property without compensation.

Assumptions and Qualifications

In the Financing Order, the CPUC stated that the CPUC might take further action with respect to certain issues, including, but not limited to, the issues of departing load, municipal load, the exemption of the San Francisco Bay Area Rapid Transit District from the DRC charge, and other exemptions from the DRC charge. Because any constitutional claim must be based on the reasonable expectations of investors and because these issues are identified in the Financing Order as issues on which the CPUC may take further action, we express no opinion herein should the CPUC, the State Legislature, or any other part of the State Government take action after the date hereof with respect to such issues.

In addition to the assumptions stated above, we have assumed that the Act was validly enacted and that the Financing Order was legally and validly issued and is in full force and effect at the time the Bonds are issued.  We have also assumed that the Bonds were validly issued pursuant to the Financing Order and that the Indenture is a validly executed and legally enforceable agreement.

All of the foregoing analyses and conclusions are premised on, and limited to, the law and the facts pertaining to the Bonds and Recovery Property as of the date of this letter.  We disclaim any undertaking or obligation to advise you of any changes in law or any facts or circumstances that may hereafter occur or come to our attention that could affect the opinions expressed in this letter.  The judicial analysis relating to the Federal and State Contract and Takings Clauses has typically proceeded on a case-by-case basis, and the court’s determination, in most cases, is strongly influenced by the facts and circumstances of the particular case.  There are no reported controlling judicial precedents directly on point.  Our analysis is a reasoned application of judicial decisions involving similar or analogous circumstances to what might occur in the future.  Moreover, given the lack of judicial precedent directly on point, the novelty of the security for the energy recovery bonds, and the fact that PG&E is part of a heavily regulated industry, the outcome of any litigation cannot be predicted with certainty.  Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports.  It is our and your understanding that none of the foregoing opinions are intended to be guarantees as to what a particular court would actually hold, but our reasoned judgment as to the decision a court ought to reach if the issue were properly presented and considered by it and the

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court followed what we believe to be the applicable legal principles under existing judicial precedent.  You should take these considerations into account in analyzing the risks associated with the subject transaction.

We hereby consent to the reference to our firm under the headings “Risk Factors – Risks Associated With Judicial, Legislative or Regulatory Actions” in the Prospectus and to the filing of this opinion as Exhibit 99.9 to the Registration Statement.  By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP